Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-30142) of Connetics Corporation and in the related Prospectus,

(2)	Registration Statement (Form S-3 No. 333-41048) of Connetics Corporation and in the related Prospectus,

(3)	Registration Statement (Form S-3 No. 333-45002) of Connetics Corporation and in the related Prospectus,

(4)	Registration Statement (Form S-3 No. 333-85304) of Connetics Corporation and in the related Prospectus,

(5)	Registration Statement (Form S-3 No. 333-108246) of Connetics Corporation and in the related Prospectus,

(6)	Registration Statement (Form S-8 No. 333-46562) pertaining to the 1995 Employee Stock Purchase Plan, Stock Plan (2000) and 2000 Non-Officer Employee Stock Plan of Connetics Corporation,

(7)	Registration Statement (Form S-8 No. 333-58146) pertaining to the 1995 Employee Stock Purchase Plan and Stock Plan (2000) of Connetics Corporation,

(8)	Registration Statement (Form S-8 No. 333-61558) pertaining to the International Stock Incentive Plan of Connetics Corporation,

(9)	Registration Statement (Form S-8 No. 333-82468) pertaining to the 1995 Employee Stock Purchase Plan, 1995 Directors’ Stock Option Plan and 2002 Non-Officer Employee Stock Plan of Connetics Corporation,

(10)	Registration Statement (Form S-8 No. 333-85302) pertaining to the 1994 Stock Plan and Individual Option Plans of G. Kirk Raab, Arthur Z. Eisen and Phillip C. Hanawalt, of Connetics Corporation,

(11)	Registration Statement (Form S-8 No. 333-102619) pertaining to the 1995 Employee Stock Purchase Plan and Stock Plan (2000) of Connetics Corporation,

(12)	Registration Statement (Form S-8 No. 333-112614) pertaining to the 1995 Employee Stock Purchase Plan, Stock Plan (2000), 1995 Directors’ Stock Option Plan and 2002 Employee Stock Plan of Connetics Corporation,

(13)	Registration Statement (Form S-8 No. 333-125983) pertaining to the 1995 Employee Stock Purchase Plan and Stock Plan (2000) of Connetics Corporation,
of our report dated March 10, 2006, except for Note 2, the “Revenue Recognition” section of Note 3 and Note 18, as to which the date is July 24, 2006, with respect to the consolidated financial statements and schedule of Connetics Corporation, and our report dated March 10, 2006, except for the effects of the material weaknesses described in the sixth paragraph of that report, as to which the date is July 24, 2006, with respect to Connetics Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Connetics Corporation, included in this Annual Report, as amended (Form 10-K/A), for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Palo Alto, California
July 24, 2006